UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2004

The Chalone Wine Group, Ltd.

(Exact name of Registrant as Specified in its Charter)

California	0-13406	94-1696731

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

621 Airpark Road, Napa, California 94558

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 254-4200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 1.02 Termination of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement;

Item 1.02 Termination of a Material Definitive Agreement.

     On December 18, 2004, The Chalone Wine Group Ltd., a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Diageo Merger Agreement”) with Diageo North America, Inc., a Connecticut corporation (“Diageo”), and Double Wines, Inc., a California corporation and a wholly-owned subsidiary of Diageo (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation (the “Diageo Merger”).

     Under the terms of the Diageo Merger Agreement, at the effective time of the Diageo Merger, each outstanding share of common stock of the Company will be converted into the right to receive $14.25 in cash (the “Merger Consideration”). Following consummation of the Diageo Merger, the Company will be a wholly-owned subsidiary of Diageo.

     Completion of the Diageo Merger is subject to the satisfaction of closing conditions set forth in the Diageo Merger Agreement, including approval by the affirmative vote of a majority of the outstanding shares of Company common stock and the receipt of certain regulatory and other approvals. The Diageo Merger is anticipated to close in the first quarter of 2005.

     Prior to entering into the Diageo Merger Agreement, on December 18, 2004 the Company terminated that certain Agreement and Plan of Merger (the “DBR Agreement”), dated as of October 30, 2004, by and among Domaines Barons de Rothschild (Lafite) SCA (“DBR”), a wholly-owned subsidiary of DBR and the Company, pursuant to its terms. Pursuant to the terms of the DBR Agreement, the Company is obligated to pay a termination fee of $2,475,000, which Diageo will pay on the Company’s behalf.

     Based solely on review of information contained in filings by DBR with the Securities and Exchange Commission, DBR is the beneficial owner of approximately 49% of the Company’s common stock.

     The foregoing description of the Diageo Merger, the Diageo Merger Agreement and related transactions and agreements is qualified in its entirety by the terms of the Diageo Merger Agreement, which is attached hereto as Exhibit 2.1, and the press release issued by the Company related thereto, which is attached hereto as Exhibit 99.1, each of which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

2.1	Agreement and Plan of Merger, dated December 18, 2004, by and among Diageo North America, Inc., Double Wines, Inc. and the Registrant

99.1	Press release issued by the Registrant, dated December 20, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Chalone Wine Group, Ltd.
Date: December 20, 2004	By:	/s/ Shawn Conroy Blom
Shawn Conroy Blom
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 18, 2004, by and among Diageo North America, Inc., a Connecticut corporation, Double Wines, Inc., a California corporation a wholly-owned subsidiary of Diageo North America, and The Chalone Wine Group, a California corporation
99.1	Press release issued by the Company, dated December 20, 2004